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                                                                     [EXHIBIT 5]

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                                  MERRILL LYNCH
ANNUITIES                         INVESTOR CHOICE ANNUITY(SM)                     APPLICATION FOR A
                                                                                  VARIABLE ANNUITY


In this form, the terms you and your refer to the owner and the co-owner, if there is one. (For custodial accounts, you and your refer to the beneficial owner.) The terms we, our and us refer to Merrill Lynch Life Insurance Company.

1     CONTRACT INFORMATION

      ------------------------------------------------------------------------------------------------
        Merrill Lynch account number                             State of purchase

      ------------------------------------------------------------------------------------------------
      -----------------------------------------------------------------------------------------------------------------------------
        What type of contract are you applying for?  (check only one)
        |_|  [Non-Qualified]                                          |_|   [Individual Retirement Annuity (IRA)]
        |_|  [Merrill Lynch Custodial IRA]                            |_|   [Roth IRA]
        |_|  [Merrill Lynch Custodial Roth IRA]                       |_|   [SEP IRA]
        |_|  [Merrill Lynch Custodial SEP IRA]                        |_|   [403(b) Transfer (Non-ERISA Assets)]
        |_|  [Merrill Lynch Custodial Simple IRA]
      -----------------------------------------------------------------------------------------------------------------------------

 2    SURRENDER CHARGE PERIOD
      -----------------------------------------------------------------------------------------------------------------------------
      |_|  [7 Year]              |_|  [4 Year]              |_|  [1 Year]          |_|   [9 Year  (Bonus Contract)]
      -----------------------------------------------------------------------------------------------------------------------------

 3    OWNER INFORMATION
      -----------------------------------------------------------------------------------------------------------------------------
       Owner's name (first, middle initial, last)                                  |_| Male    Birthdate  (m/d/y)
                                                                                   |_| Female
      -----------------------------------------------------------------------------------------------------------------------------
       Address                                         City                State    Zip code     Social Security or Tax ID number

      -----------------------------------------------------------------------------------------------------------------------------
       Telephone number

      -----------------------------------------------------------------------------------------------------------------------------

 4     CO-OWNER INFORMATION

      -----------------------------------------------------------------------------------------------------------------------------
       Co-Owner's name (first, middle initial, last)                               |_| Male    Birthdate (m/d/y)
                                                                                   |_| Female
      -----------------------------------------------------------------------------------------------------------------------------
       Address                                          City              State   Zip code     Social Security or Tax ID number

      -----------------------------------------------------------------------------------------------------------------------------
       Telephone number

      -----------------------------------------------------------------------------------------------------------------------------

 5    ANNUITANT INFORMATION

      -----------------------------------------------------------------------------------------------------------------------------
       Full name (first, middle initial, last)                                     |_| Male    Birthdate (m/d/y)
                                                                                   |_| Female
      -----------------------------------------------------------------------------------------------------------------------------
       Address                                         City               State   Zip code     Social Security or Tax ID number

      -----------------------------------------------------------------------------------------------------------------------------

 6    JOINT ANNUITANT INFORMATION

      -----------------------------------------------------------------------------------------------------------------------------
       Full name (first, middle initial, last)                                     |_| Male    Birthdate (m/d/y)
                                                                                   |_| Female
      -----------------------------------------------------------------------------------------------------------------------------
       Address                                         City               State   Zip code     Social Security or Tax ID number

      -----------------------------------------------------------------------------------------------------------------------------

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[MERRILL LYNCH LOGO]

MERRILL LYNCH LIFE INSURANCE COMPANY
Little Rock, Arkansas          Merrill Lynch Investor Choice Annuity(SM) is a service mark of Merrill Lynch & Co., Inc.  Page 1 of 5
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7     BENEFICIARY INFORMATION - If the contract has co-owners, the surviving co-owner will be the primary beneficiary unless otherwise indicated below.

      ------------------------------------------------------------------------------------------------------------------------------
       Full name (first, middle initial, last)  Relationship    Birthdate   Social Security or Tax ID number    |_| Primary  Percent
                                                                (m/d/y)                                         |_| Contingent
      ------------------------------------------------------------------------------------------------------------------------------
       Address                                                              City                                State    Zip code

      ------------------------------------------------------------------------------------------------------------------------------
       Full name (first, middle initial, last)  Relationship    Birthdate   Social Security or Tax ID number    |_| Primary  Percent
                                                                 (m/d/y)                                        |_| Contingent

      ------------------------------------------------------------------------------------------------------------------------------
       Address                                                              City                                State    Zip code

      ------------------------------------------------------------------------------------------------------------------------------
       Full name (first, middle initial, last)  Relationship    Birthdate   Social Security or Tax ID number    |_| Primary  Percent
                                                                (m/d/y)                                         |_| Contingent

      ------------------------------------------------------------------------------------------------------------------------------
       Address                                                              City                                State    Zip code

      ------------------------------------------------------------------------------------------------------------------------------
       Full name (first, middle initial, last)  Relationship    Birthdate   Social Security or Tax ID number    |_| Primary  Percent
                                                                 (m/d/y)                                        |_| Contingent

      ------------------------------------------------------------------------------------------------------------------------------
       Address                                                              City                                State    Zip code

      ------------------------------------------------------------------------------------------------------------------------------
      If you need more space, use Section 15 or attach and sign a separate sheet.

 8    INITIAL PREMIUM - The minimum initial premium is $10,000.
      -------------------------------------------------------------
       $
      -------------------------------------------------------------

 9    CONTRIBUTIONS FOR IRAS - Complete this section ONLY if you are purchasing an IRA or Roth IRA contract which will not be held in a Merrill Lynch Custodial Retirement Plan. Please specify the premium amount by the tax year and type of contribution.

      ------------------------------------------------------------------------------------------------------------------------------
       Current Tax Year                  Prior Tax Year                   Rollover Amount                  Transfer Amount
       $                                 $                                $                                $
      ------------------------------------------------------------------------------------------------------------------------------

 10   CURRENT INSURANCE INFORMATION - Do you have any existing life insurance or annuity contracts? |_| YES          |_|NO

      If yes, for the following states the "Important Notice: Replacement of Life Insurance or Annuities" must be completed: [AL, CO, HI, IA, LA, MS, MT, NH, NM, NC, OR or UT].

      CONTRACT REPLACEMENT INFORMATION - Are any existing annuity or life insurance contract(s) being (or have any such contracts been) surrendered, lapsed, converted, borrowed against or otherwise reduced in value or replaced in connection with the purchase of this variable annuity or is any such action likely to occur?

      |_| YES - Please provide details below. Additional state requirements may apply and                  |_| NO
          the appropriate replacement paperwork must be included with this application.
      ------------------------------------------------------------------------------------------------------------------------------
       Company                                                    Contract number         Issue date (m/d/y)      Original premium
                                                                                                                  $
      ------------------------------------------------------------------------------------------------------------------------------
       Company                                                    Contract number         Issue date (m/d/y)      Original premium
                                                                                                                  $
      ------------------------------------------------------------------------------------------------------------------------------

      If this purchase replaces more than one annuity or life insurance contract, the contracts being replaced must have the same owner or, if this contract is to be held in a Merrill Lynch Custodial Retirement Plan IRA, the contracts being replaced must be for the benefit of the same individual. Non-qualified contracts cannot be combined with IRA or 403(b) contracts.

 11   GUARANTEED MINIMUM DEATH BENEFIT (GMDB) - If you and any co-owner (annuitant and any joint annuitant, if non-natural owner) are under age [76], would you like to elect a GMDB? The GMDB cannot be added or changed after the contract is issued.
      |_| YES - There is an additional charge if a GMDB is selected. Select from one of the following:
          |_|      Return of Premium GMDB
          |_|      Maximum Anniversary Value (MAV) GMDB
          |_|      Roll-Up GMDB
          |_|      Greater of MAV & Roll-Up GMDB
      |_| NO - The contract will be issued with a death benefit equal to the contract value. There is no GMDB.

 12   ADDITIONAL DEATH BENEFIT (ADB) - If you and any co-owner (annuitant and any joint annuitant, if non-natural owner)
      are under age [76], would you like to elect the Additional Death Benefit?
      |_| YES - Election of this benefit is irrevocable. There is an additional charge for this benefit.
      |_| NO - This benefit cannot be added after the contract is issued.




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13    Would you like to elect a guaranteed living benefit? You may elect ONE of the following two benefits if the age requirements are met.

      |_| GUARANTEED MINIMUM INCOME BENEFIT (GMIB) - the annuitant and any joint annuitant must be under age [76].
          Election of this benefit is irrevocable. There is an additional charge for this benefit.

      or

      |_| GUARANTEED MINIMUM WITHDRAWAL BENEFIT (GMWB) - you and any co-owner (annuitant and any joint annuitant, if non-natural owner) must be in the age range [40] through [75]. This benefit may be added or cancelled on specified future dates. There is an additional charge for this benefit.

      |_| NEITHER GMIB NOR GMWB.


14    TAX EQUITY AND FISCAL RESPONSIBILITY ACT NOTICE. (The following disclosure is not applicable to 403(b) contracts, to Merrill
      Lynch Custodial IRA plans, nor to Merrill Lynch Custodial Roth IRA plans.)
      Withdrawals are subject to federal income tax withholding unless you choose not to have tax withheld. Withholding applies only to the taxable portion of your withdrawal. If you choose not to have tax withheld, or you do not have enough tax withheld, you may have to pay estimated tax. You may incur penalties under the estimated tax rules if your withholding and estimated tax payments are not sufficient. In addition, some states require state taxes to be withheld when federal taxes are withheld. If you live in one of these states, we will withhold state taxes as required by your state.


      IF YOU DO NOT CHECK A BOX, WE WILL WITHHOLD TAX               |_| No income tax to be withheld
      FROM YOUR WITHDRAWALS AT THE RATE OF 10%.                     |_| Income tax to be withheld at_______ % (use whole percentage)

 15   PLEASE NOTE ANY ADDITIONAL INFORMATION OR INSTRUCTIONS HERE.   If you need more space, sign and attach a separate sheet.
      -----------------------------------------------------------------------------------------------------------------------------

      -----------------------------------------------------------------------------------------------------------------------------

      -----------------------------------------------------------------------------------------------------------------------------

      -----------------------------------------------------------------------------------------------------------------------------

 16   STATE ACKNOWLEDGEMENT.  The following states require you to acknowledge the information below that pertains to your specific state.
      Check the appropriate box for your resident state, sign and date in Section 17.


      |_|   [ARKANSAS - Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

      |_|   COLORADO - It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

      |_|   DISTRICT OF COLUMBIA - WARNING: IT IS A CRIME TO PROVIDE FALSE OR MISLEADING INFORMATION TO AN INSURER
            FOR THE PURPOSE OF DEFRAUDING THE INSURER OR ANY OTHER PERSON. PENALTIES INCLUDE IMPRISONMENT AND/OR
            FINES. IN ADDITION, AN INSURER MAY DENY INSURANCE BENEFITS IF FALSE INFORMATION MATERIALLY RELATED TO
            A CLAIM WAS PROVIDED BY THE APPLICANT.


      |_|   HAWAII - For your protection, Hawaii law requires you to be informed that presenting a fraudulent claim for payment of a loss or benefit is a crime punishable by fines or imprisonment, or both.

      |_|   KENTUCKY - Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

      |_|   LOUISIANA - Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

      |_|   MAINE - It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

      |_|   NEW MEXICO - Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.]


      CONTINUED ON NEXT PAGE


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16    STATE ACKNOWLEDGEMENT (CONTINUED).

      |_|   [OHIO - Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

      |_|   OKLAHOMA - WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

      |_|   TENNESSEE - It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.]


 17   YOUR SIGNATURE(S) VERIFIES THAT:

      |*|   You have read the above statements and represent that they are complete and true to the best of your knowledge.

      |*|   You have received a current prospectus prior to purchasing this contract and determined that the variable annuity applied for meets your specific financial objectives and circumstances.

      |*|   You understand that this product is a long term investment designed to meet specific insurance-related needs and financial goals.

      |*|   YOU UNDERSTAND THAT THE CONTRACT VALUE WILL INCREASE OR DECREASE DEPENDING ON THE PERFORMANCE OF THE VARIOUS
            INVESTMENT OPTIONS YOU SELECT AND THE CONTRACT FEES AND CHARGES. AS A RESULT, YOUR CONTRACT VALUE COULD BE LESS
            THAN THE PREMIUMS YOU PAY, EVEN IF NO WITHDRAWALS ARE MADE. THERE IS NO GUARANTEED MINIMUM CONTRACT VALUE.

      |*|   YOU UNDERSTAND THAT IF THE OWNER DIES BEFORE THE ANNUITY DATE AND YOU HAVE ELECTED A GUARANTEED MINIMUM DEATH
            BENEFIT (GMDB), WE WILL PAY A DEATH BENEFIT EQUAL TO THE GREATER OF THE CONTRACT VALUE AND THE GMDB. THE DEATH
            BENEFIT MAY INCREASE OR DECREASE BUT WILL NEVER FALL BELOW THE GMDB.

      |*|   You understand that neither the guaranteed minimum income benefit (GMIB), nor the guaranteed minimum withdrawal benefit (GMWB) guarantees a contract value, surrender value, minimum death benefit, or minimum investment return for any investment option.

      |*|   You understand that the GMIB guarantees a future income stream. GMIB payments are based on conservative annuity payout factors and should be regarded as a safety net only.

      |*|   You understand that, if this is a qualified contract, and you have elected the GMIB, you may be required to take minimum distributions before you are able to annuitize under the GMIB rider.

      |*|   You understand that, if this is a qualified contract, and you have elected the GMWB and are under age 70 1/2, you may be required to take minimum distributions in the future to satisfy IRS requirements, and that such required minimum distributions may reduce the Guaranteed Lifetime Amount (GLA), the GMWB Base and the Contract
            Value.

      |*|   You understand that, if this contract is being purchased as a tax qualified annuity, the tax advantages provided by a variable annuity (i.e. tax-deferral) are already available with tax qualified plans, including
            IRAs, and that you purchased this contract for the features and benefits it provides, such as any GMDB,
            Additional Death Benefit (ADB), GMIB or GMWB options.

      |*|   If this contract is being purchased as a tax qualified annuity and if you are over age 70 1/2, you acknowledge that you are not required to take distributions from this contract to satisfy your minimum distribution requirement.

      |*|   You understand that the actuarial present value of any guaranteed benefit which you have elected (GMDB, ADB,
            GMIB, GMWB) may increase the amount of any required minimum distributions.

      |*|   You understand that election of any GMDB, the ADB, the GMIB, or the GMWB will each result in an additional charge.

      |*|   You understand that the GMDB, ADB, and GMIB are each irrevocable and may not be added after the Contract is issued.

      |*|   You understand that Allocation Guidelines and Restrictions may apply if you have elected the GMIB or the GMWB.


      ------------------------------------------------------------------------------------------------------------------------------
       UNDER PENALTY OF PERJURY YOU CERTIFY THAT:
       1.  YOUR SOCIAL SECURITY OR TAX ID NUMBER(S) INDICATED ON PAGE 1 ARE CORRECT;

       2   YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE: (A) YOU ARE EXEMPT FROM BACKUP WITHHOLDING, OR (B) YOU HAVE
           NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (IRS) THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING AS A RESULT
           OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED YOU THAT YOU ARE NO LONGER
           SUBJECT TO BACKUP WITHHOLDING. (YOU ARE REQUIRED TO CROSS OUT THIS STATEMENT IF YOU HAVE BEEN NOTIFIED BY THE
           IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING.); AND

       3.  YOU ARE A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN).
       THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID
       BACKUP WITHHOLDING.
      ------------------------------------------------------------------------------------------------------------------------------

      ------------------------------------------------------------------------------------------------------------------------------
       Owner's signature                                  Date (m/d/y)    Co-Owner's signature                       Date (m/d/y)

      ------------------------------------------------------------------------------------------------------------------------------
       Signed at (city and state)

      ------------------------------------------------------------------------------------------------------------------------------
       Financial Advisor/Witness name (please print) - Kentucky only      Financial Advisor/Witness signature - Kentucky only

      ------------------------------------------------------------------------------------------------------------------------------


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 18   FINANCIAL ADVISOR'S VERIFICATION - The Financial Advisor selling this annuity must complete and sign.

      1. Has the current prospectus for this contract been given to the client?                  |_|  YES      |_|  NO
      2. Does the client have any existing life insurance or annuity contracts?                  |_|  YES      |_|  NO
         If yes, for the following states the "Important Notice: Replacement of
         Life Insurance or Annuities" must be completed: [AL, CO, HI, IA, LA,
         MS, MT, NH, NM, NC, OR or UT].
      3. Are any existing annuity or life insurance contract(s) being (or have any such contracts been) surrendered, lapsed, converted, borrowed against or otherwise reduced in value or replaced in connection with this application or is any such
         action likely to occur?                                                                 |_|  YES      |_|  NO
      4. I hereby certify that only sales materials approved by Merrill Lynch Life Insurance Company were used in this sale, and
         that copies of all sales materials used in this sale were left with the applicant.      |_|  YES      |_|  NO
     [5. If a [7 or 9 Year] Surrender Charge Period is selected in Section 2, please choose one of the following commission choices.
         If no option is selected, your commission will default to Option 1.                     |_| OPTION 1  |_| OPTION 2 (LEVEL)]
      ------------------------------------------------------------------------------------------------------------------------------
       Financial Advisor's name (please print)    Financial Advisor's telephone number              State License I.D. #

      ------------------------------------------------------------------------------------------------------------------------------
       Financial Advisor's signature              Date (mm/dd/yyyy)                                 FA or Pool authorizing number

      ------------------------------------------------------------------------------------------------------------------------------


      ------------------------------------------------------------------------------------------------------------------------------
       AT YOUR SERVICE                      MERRILL LYNCH LIFE INSURANCE COMPANY
       Our business hours are               SERVICE CENTER
       8:30 a.m. to 6:00 p.m. Eastern
       time, Monday through Friday.         OUR MAILING ADDRESS:                         OUR ADDRESS FOR OVERNIGHT MAIL:
                                            P. O. Box 44222                              4804 Deer Lake Drive East
       Our automated voice response         Jacksonville, FL  32231-4222                 Jacksonville, FL  32246
       system is available 24 hours
       a day, 7 days a week.                OUR TELEPHONE NUMBER: 1-800-535-5549         OUR FAX NUMBER: 1-888-329-6544

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